BRANDES INVESTMENT TRUST and BRANDES INVESTMENT PARTNERS, L.P.
AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT effective as of ______ 2017, to the Fund Accounting Servicing Agreement, dated as of September 29, 2008, as amended (the “Agreement”), is entered into by and among Brandes Investment Trust, a Delaware statutory trust (the “Trust”), U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (‘USBFS’) and Brandes Investment Partners, L.P., a Delaware limited partnership and the investment advisor to the Trust (the “Advisor”)

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add funds; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

BRANDES INVESTMENT TRUST	U.S. BANCORP FUND SERVICES, LLC

By: ____________________________	By: ________________________________

Name: __________________________	Name: Michael L. Ceccato

Title: ___________________________	Title: Senior Vice President

BRANDES INVESTMENT PARTNERS, L.P.

By: ____________________________

Name: __________________________

Title: ___________________________

Exhibit A
to the
Brandes Investment Trust and Brandes Investment Partners, L.P.

Fund Accounting Servicing Agreement

Fund Names

Separate Series of Brandes Investment Trust

Name of Series
Brandes International Equity Fund
Separately Managed Account Reserve Trust
Brandes Core Plus Fixed Income Fund
Brandes Global Equity Fund
Brandes Emerging Markets Fund
Brandes International Small Cap Equity Fund
Brandes Credit Focus Yield Fund
Brandes Global Opportunities Value Fund
Brandes Global Equity Income Fund
Brandes Small Cap Value Fund